As filed with the U.S. Securities and Exchange Commission on September 4, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENDAVA PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
125 Old Broad Street,
London EC2N 1AR
(Address of Principal Executive Offices) (Zip Code)

Endava plc 2018 Equity Incentive Plan
(Full title of the plan)
Endava Inc.
757 3rd Avenue, Suite 1901
New York, NY 10017
(212) 920-7240
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Jaime L. Chase
Trey Reilly
Cooley LLP
1299 Pennsylvania Avenue, NW
Suite 700
Washington, DC 20004
(202) 842-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Endava plc (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,189,811 Ordinary Shares issuable under the Endava plc 2018 Equity Incentive Plan (the “2018 Plan”), pursuant to the provisions of the 2018 Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2018 Plan on January 1, 2025.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:
(a) the contents of the Registrant’s Registration Statements on Form S-8, previously filed with the Commission on December 7, 2018 (File No. 333-228717), September 18, 2020 (File No. 333-248904), September 30, 2021 (File No. 333-259900), October 31, 2022 (File No. 333-268067), September 19, 2023 (File No. 333-274571) and September 19, 2024 (File No. 333-282207);
(b) the Registrant’s Annual Report on Form 20-F for the fiscal year ended June 30, 2025 (File No. 001-38607), filed with the Commission on September 4, 2025;
(c) the descriptions of the Registrant’s American Depositary Shares and Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 24, 2018 (File No. 001-38607) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including (i) Exhibit 2.3(a) to the Registrant’s Annual Report on Form 20-F for the year ended June 30, 2020 (File. No. 00138607), filed with the Commission on September 15, 2020 and (ii) Exhibit 2.3(b) to the Registrant’s Annual Report on Form 20-F for the year ended June 30, 2019 (File. No. 00138607), filed with the Commission on September 25, 2019.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information subsequently furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.
ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1
Articles of Association of Endava plc, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-226010), filed with the Commission on June 29, 2018 (the “F-1 Registration Statement”)).

4.2
Form of Deposit Agreement (incorporated by reference to Exhibit (a) of the Registrant’s Pre-Effective Amendment No. 1 to Form F-6 registration statement (File No. 333-226021), filed with the Commission on July 18, 2018 (the “F-6 Registration Statement”)).

4.3	Form of American Depositary Receipt (incorporated by reference to Exhibit (a) of the F-6 Registration Statement).
5.1*	Opinion of Cooley (UK) LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley (UK) LLP. Reference is made to Exhibit 5.1.
24.1*	Power of Attorney. Reference is made to the signature page hereto.
99.1	Endava plc 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the F-1 Registration Statement).
107*	Fee Filing Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 4th day of September, 2025.
ENDAVA PLC
By:    /s/ John Cotterell
John Cotterell
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Cotterell and Mark Thurston, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Cotterell	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2025
John Cotterell

/s/ Mark Thurston	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 4, 2025
Mark Thurston

/s/ Patrick Butcher	Director	September 4, 2025
Patrick Butcher

/s/ Sulina Connal	Director	September 4, 2025
Sulina Connal

/s/ Ben Druskin	Director	September 4, 2025
Ben Druskin

/s/ Kathryn Hollister	Director	September 4, 2025
Kathryn Hollister

/s/ David Pattillo	Director	September 4, 2025
David Pattillo
/s/ Trevor Smith	Director	September 4, 2025
Trevor Smith

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Endava plc, has signed this Registration Statement on the 4th day of September, 2025.

ENDAVA INC.
By:	/s/ Rohit Bhoothalingam
Name: Rohit Bhoothalingam
Title: General Counsel and Company Secretary